EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Agreement to Purchase (the “Agreement”) is entered into this 15th day of January 2016 by and between Nutriband Inc., a Nevada Corporation (the “Purchaser”), Nutriband Limited, an Ireland Corporation (the “Company”) and Gareth Sheridan and/or his nominees (hereinafter referred to as “Seller”), the sole stockholder of the Company.

The stockholders of Purchaser (“Stockholders”) wish to acquire 100% of the outstanding shares of the Company by way of a Share Exchange whereby the Stockholders will acquire controlling interest in the Company, following which the Company will become a wholly owned subsidiary of Purchaser.

THE PARTIES AGREE AS FOLLOWS:

1.	Purchase of Shares. Subject to the terms and conditions set forth herein, and that the Purchaser has a fully diluted, issued and outstanding share capital of 3,500,000 common shares, the Purchaser shall acquire from the Seller all of the outstanding shares of the Company in exchange for a total of 500,000 restricted shares of common stock, par value $0.001 per share, of the Purchaser, valued at US $1.00 per share (the “Shares”). At the closing, the Seller shall deliver to the Purchaser 100% of the outstanding shares of the Company to Purchaser in exchange for the issuance of the Shares by Purchaser to Seller.

2.	Representations and Warranties of Purchaser. The Purchaser represents and warrants to Seller as follows:

(a)	All Shares being delivered are free and clear of all claims, liens, and encumbrances, and have been duly and validly issued and are fully paid and non-assessable;

(b)	Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, conflict with or constitute a default under any contract, commitment, agreement, understanding or restriction of any kind to which the Purchaser is bound;

(c)	No person has any agreement or option or a right for the purchase of any of the Shares;

(d)	No person holds any option, warrant, or other security of any nature which is convertible into one or more shares in the capital stock of the Company; and

(e)	That on the date of the completion of the transfer of Shares pursuant to this Agreement there will be no shareholders' agreements or other agreements.

(f)	The Purchaser has no outstanding or contingent liabilities and will incur no liabilities from the date hereof until the completion of transfer of Shares pursuant to this Agreement.

3.	Representations of the Seller and the Company. Seller and the Company represent and warrant to Purchaser as follows:

(a)	The shares of the Company being delivered represent all of the outstanding shares of the Company, have been duly and validly issued and are fully paid and non-assessable and are free and clear of all claims, liens, and encumbrances;

(b)	No person has any agreement or option or a right for the purchase of any of the shares of the Company; and

(c)	Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, conflict with or constitute a default under any contract, commitment, agreement, understanding or restriction of any kind to which the Seller or the Company is bound.

4.	The Closing. At the closing Purchaser shall issue and deliver to Seller the Shares, constituting 500,000 restricted shares of common stock of Purchaser, in exchange for the assignment and sale to Purchaser of 100% of the shares of Nutriband Limited.

5.	Conditions precedent to the obligations of Seller. The obligation of Seller to complete the transaction herein contemplated is subject to the fulfillment of each of the following conditions at the times stipulated:

(a)	that the representations and warranties contained in Article 2 above shall be true and correct in all material respects at the closing except as may be in writing disclosed to and approved by Purchaser;

(b)	that prior to the closing, the Company shall not have experienced any event or condition or have taken any action of any character adversely affecting the assets or the undertaking of the Company so as materially to reduce the value of the Shares to Purchaser;

(c)	that from the date of this Agreement up to the Closing Date, Purchaser and its authorized representatives will be afforded full access during normal business hours to all assets, books, contracts, commitments, records of the Company and will be furnished with such copies (certified if requested) thereof and other information as Purchaser may reasonably request;

The foregoing conditions of this Article are inserted for the exclusive benefit of the Purchaser and may be waived by Purchase by notice in whole or in part at any time prior to the closing. Any condition so waived shall be deemed to have been fulfilled on the date of such notice.

6.	Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Seller, Purchaser and the Company.

7.	Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

8.	Agreement Binding. This Agreement shall be binding upon successors and assigns of the parties hereto.

9.	Attorneys Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

10.	Governing Law. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the State of Nevada,

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11.	Arbitration Legal Proceedings and Venue. The parties will attempt through good faith negotiation to resolve their disputes. The term “disputes” includes, without limitation, any disagreements between the parties concerning the existence, formation and interpretation of this Agreement and their obligations there under. If the parties hereto are unable to resolve their disputes by negotiation, they shall attempt to resolve their disputes through modification. If mediation proves unsuccessful, either party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. As part of the arbitrators' decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as the arbitrator deems fair and equitable in light of all relevant circumstances. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration to the other party, or as soon thereafter as set by the arbitrator(s).

12.	Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or achieve the purpose of this Agreement.

13.	Confidentiality. The parties shall keep this Agreement and its terms confidential. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, personnel contracts, stock ownership, liabilities and litigation.

14.	Costs, Expenses and Legal Fees. Whether or not the transactions hereby are consummated, each party hereto shall bear its own costs and expenses except the auditing fees that will be paid by the Purchaser.

15.	Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, for purposes of this Agreement, facsimile signatures shall be treated as originals until such a time that applicable pages bearing non facsimile signatures are obtained from the relevant party or parties.

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IN WITNESS WHEREOF, the parties have set their hands this 15th day of January 2016.

Nutriband Inc.

Per:
Authorized Signatory
Print:	Gareth Sheridan
Gareth Sheridan, President and CEO
Address: 1 Minnowbrook

Terenure Road West, Dublin 6W

Nutriband Limited

Per:
Authorized Signatory

Print:	Gareth Sheridan

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